AMCAP Fund

August 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	-
Class B	-
Class C	-
Class F1	-
Class F2	-
Total	$0
Class 529-A	-
Class 529-B	-
Class 529-C	-
Class 529-E	-
Class 529-F1	-
Class R-1	-
Class R-2	-
Class R-2E	-
Class R-3	-
Class R-4	-
Class R-5	-
Class R-6	-
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	-
Class B	-
Class C	-
Class F1	-
Class F2	-
Class 529-A	-
Class 529-B	-
Class 529-C	-
Class 529-E	-
Class 529-F1	-
Class R-1	-
Class R-2	-
Class R-2E	-
Class R-3	-
Class R-4	-
Class R-5	-
Class R-6	-

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	926,997
Class B	3,416
Class C	61,624
Class F1	100,528
Class F2	135,710
Total	1,228,275
Class 529-A	49,298
Class 529-B	579
Class 529-C	12,860
Class 529-E	2,486
Class 529-F1	3,000
Class R-1	4,334
Class R-2	21,974
Class R-2E	1
Class R-3	45,331
Class R-4	41,228
Class R-5	47,680
Class R-6	247,839
Total	476,610

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$26.97
Class B	$24.81
Class C	$24.51
Class F1	$26.77
Class F2	$27.08
Class 529-A	$26.75
Class 529-B	$24.63
Class 529-C	$24.65
Class 529-E	$26.20
Class 529-F1	$26.88
Class R-1	$25.07
Class R-2	$25.06
Class R-2E	$26.93
Class R-3	$26.32
Class R-4	$26.77
Class R-5	$27.22
Class R-6	$27.16